Exhibit 23






                          Independent Auditors' Consent



The Board of Directors
Regency Realty Corporation:

We consent to  incorporation  by reference in the  registration  statements (No.
33-86886, No. 333-930 and No. 333-2546) on Form S-3 of Regency Realty Corporation of our reports dated January 27, 1997, except for Note 11 as to which the date is March 7, 1997, relating to the consolidated balance sheets of Regency Realty Corporation as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996, and related schedule, which reports appear in the December 31, 1996 annual report of Form 10-K of Regency Realty Corporation.






                                         /s/ KPMG Peat Marwick LLP
                                         ----------------------------
                                         KPMG Peat Marwick LLP
                                         Certified Public Accountants



Jacksonville, Florida
March 24, 1997